Filed Pursuant to Rule 424(b)(5)
Registration No. 333-296218
PROSPECTUS SUPPLEMENT
(to the prospectus dated June 4, 2026)

1,851,852 Shares of Class A Common Stock
We are offering 1,851,852 shares of our Class A common stock, par value $0.00001 per share (“common stock” or “Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus.
Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MNTS.” On June 12, 2026, the last reported sale price of our Common Stock on Nasdaq was $11.95 per share.
We have engaged A.G.P./Alliance Global Partners (whom we refer to herein as the “Placement Agent”) to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement. We have agreed to pay the Placement Agent a fee based upon the aggregate gross proceeds raised in this offering as set forth in the table below.
There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. We will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. Accordingly, neither we nor the Placement Agent have made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale of the securities offered hereunder.
Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-11 of this prospectus supplement and on page 8 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering Price	$13.50	$25,000,002
Placement Agent’s fees(1)	$0.945	$1,750,000
Proceeds to us, before expenses	$12.555	$23,250,002

(1)
We have agreed to pay the Placement Agent a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this offering. In addition, we have agreed to reimburse certain expenses of the Placement Agent in connection with this offering and to issue to the Placement Agent, or its designees, placement agent warrants (the “Placement Agent Warrants”) to purchase an amount of shares of Common Stock equal to five percent (5%) of the aggregate number of shares of Common Stock sold by us in this offering. The Placement Agent Warrants are exercisable beginning on December 8, 2026 until June 11, 2031 at an exercise price equal to 110% of the offering price per share of Common Stock. See “Plan of Distribution” on page S-17.

We anticipate that delivery of the Common Stock against payment will be made on or about June 15, 2026.
Sole Placement Agent
A.G.P.
The date of this prospectus is June 11, 2026

Prospectus
You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Placement Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.
This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
You should assume that the information contained in this prospectus supplement is accurate only as of its date and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement for any sale of securities.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relate to the offering of our Common Stock. Before buying any of the securities that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus, the information and documents incorporated herein by reference, and the additional information under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-296218) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 26, 2026, which was declared effective by the SEC on June 4, 2026. Under this shelf registration process, we may, from time to time, offer Common Stock, preferred stock, debt securities, units and rights and warrants to purchase Common Stock, preferred stock, and debt securities, of which this offering is a part.
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of Common Stock and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein by reference. The second part is the accompanying prospectus, which provides more general information about our Common Stock and other securities that do not pertain to this offering of Common Stock. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference into this prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement. Please also see “About this Prospectus” in the accompanying prospectus for further cautionary information regarding the use of this prospectus supplement and the accompanying prospectus.
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the Placement Agent have authorized anyone to provide information different from that contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering. Neither the delivery of this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, nor the sale of our Common Stock s, means that information contained in this prospectus supplement and the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering, is correct after their respective dates.
We are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of Common Stock, in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of Common Stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, “Momentus,” “we,” “our,” “ours,” “us”, and “the Company” refer to Momentus Inc., except where the context otherwise requires or as otherwise indicated.

INFORMATION INCORPORATED BY REFERENCE
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about the Company that is not included in or delivered with such documents. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in or omitted from this prospectus supplement and the accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2026;
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the description of our Common Stock contained in Exhibit 4.19 to our Registration Statement on Form S-1, as filed with the SEC on April 21, 2025, and including any further amendment or report filed for the purpose of updating such description; and

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our Current Reports filed on Form 8-K with the SEC on January 9, 2026, January 13, 2026, February 12, 2026, February 20, 2026, April 13, 2026, April 16, 2026, April 20, 2026, May 22, 2026, and May 29, 2026.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished, and exhibits furnished in connection with such items, and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this prospectus supplement.
We have filed with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering the securities to be offered and sold by this prospectus supplement and the accompanying prospectus. This prospectus supplement does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits thereto, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement, or other document. If we have filed any contract, document, agreement, or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.momentus.space as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Momentus Inc.
Attention: John C. Rood, Chief Executive Officer
1762 Automation Parkway
San Jose, CA 95131
Telephone: (650) 564-7820

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, including the documents that we incorporate by reference herein, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.
Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.
These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus supplement in their entirety, many of these risks and uncertainties under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which are incorporated by reference into this prospectus supplement. Additional factors are discussed under the section entitled “Risk Factors” in this prospectus supplement and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our Common Stock. For a more complete understanding of the Company and this offering, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the factors described in the section titled “Risk Factors” in this prospectus supplement and our most recent Annual Report on Form 10-K, as updated or superseded by the risks and uncertainties described under similar headings in our subsequent filings under the Exchange Act, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as in any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision.
The Company
Momentus is a U.S. commercial space company that offers satellites, satellite buses, and other satellite components, transportation and infrastructure services, including hosted payloads and other in-orbit services to help enable the commercialization of space. Satellite operators are our principal customers and target customers. Momentus offers satellites and satellite buses and technology designed to meet the specific needs of government and commercial customers.
We provide or plan to provide satellites, satellite buses, solar arrays, and other satellite components. Our satellites and satellite technologies offer competitive advantages to customers such as greater payload capability, significant on-orbit power, flexibility of design and the ability to accommodate a range of sensors, communications equipment, and other space instruments, low cost, and speed of delivery.
We are developing an innovative Tape Spring Solar Array (“TASSA”) that has the potential to produce power at substantially lower cost than competing solar arrays. TASSA also has important advantages in its ability to be deployed and retracted to protect the array from in-space collisions with debris and to easily maneuver the satellite to different locations or adjust its characteristics.
Over the past several years, Momentus has developed other innovative technologies, such as our Microwave Electrothermal Thruster (“MET”) that uses water as a propellant, designed to efficiently accomplish missions such as transportation of customer payloads and small satellites to custom orbits. The MET’s water propellant is safe, environmentally-friendly, and easy to transport and handle, in contrast to the highly-toxic and difficult to handle propellants commonly used in the space industry. The MET has high specific impulse, or ISP, which is a measure of efficiency, making it well-suited for transportation missions with significantly higher thrust than missions more suitable for low thrust electric propulsion. The MET has been successfully demonstrated on orbit and we have matured this technology to Technology Readiness Level 9, the highest level, with hundreds of successful firings in space during our missions. We have designed our satellite buses and Orbital Service Vehicles to use this innovative technology, while also implementing a modular design that enables Momentus to incorporate high-thrust chemical thrusters or electric thrusters instead of the MET for missions with different requirements.
We provide or plan to provide services, including “last mile” satellite transportation, payload-hosting, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings. We believe our planned service offerings will increase deployment options for satellite operators and lower their operating costs relative to traditional approaches while also minimizing environmental impact when utilizing our MET with water as a propellant.
We plan to provide these services with Orbital Service Vehicles (“OSVs”) that we design and manufacture. While we plan to eventually operate a family of progressively larger and more capable OSVs, we are currently focused on Vigoride, which was originally designed to operate in low-Earth orbit (“LEO”), but is undergoing enhancements designed to allow it to operate in Geostationary-Earth Orbit (“GEO”), Lunar, and Deep Space orbits.
We believe that Vigoride has the ability to deliver fast, versatile, and cost-effective transportation and infrastructure services to our customers. We conducted our inaugural test and demonstration mission with Vigoride in 2022. Momentus has launched four missions to date, deployed 17 customer satellites, and provided hosted payload services. Three of these missions involved operation of the Vigoride OSV in orbit. During these three Vigoride missions, the system and technology were tested repeatedly. Improvements based on lessons learned during these missions were rapidly incorporated. As a result of these three missions, the Vigoride OSV has been successfully demonstrated in space and accumulated significant flight heritage. Our transportation service offering focuses on delivering our customers’ satellites to precision orbits. To accomplish this, we partner with leading launch service providers, such as SpaceX, to “ride share” our customer’s satellites from Earth to space on a midsized or large rocket. Customer satellites can also be carried aboard small launch vehicles for dedicated missions.
Our OSVs would then provide “last mile” transportation services from the rocket’s drop-off orbit to a custom orbit of the satellite operator’s choosing. We believe this “hub-and-spoke” model has the potential to expand our customers’ deployment options relative to what they would be able to achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle. Our OSVs are currently expendable, meaning they are used to perform services before they de-orbit themselves upon completion of their mission. However, our goal is to eventually make our OSVs reusable, or capable of remaining in space to conduct follow-on missions, which has the potential to lower our cost of delivering services to our customers. To achieve reusability, we need to develop additional technologies that will allow our vehicles to locate and navigate to customer satellites in space, physically connect to them, and perform a variety of robotic operations including fluid transfer. The first of these technologies is related to Rendezvous and Proximity Operations (“RPO”) which is the ability for the OSV to locate and maneuver to another object in space.
In 2025, the U.S. Air Force Research Labs SpaceWERX organization—which is the innovation arm of the U.S. Space Force—awarded Momentus a Direct to Phase II Small Business Innovation Research (“SBIR”) contract. The award supports the in-space flight demonstration of a novel, low-cost multi-spectral sensor suite for RPO, scheduled for 2026.
We are also offering variants of our Vigoride OSV to government and commercial customers as a traditional bus manufacturer and satellite prime contractor. Vigoride, and its variants, M-500 and M-1000, are being offered to support missions such as communication, sensing and tracking of missiles, positioning, navigation, and timing (“PNT”) as well as payload technology demonstrations.
Momentus offers or plans to offer production and operation of small satellites to meet a range of defense, government, and commercial needs such as communications, tracking of missiles, remote sensing, and space domain awareness. There is a growing need for such capabilities for defense, government, and commercial customers.
Momentus is offering high-volume production of buses, based on Vigoride’s technologies, for hosted payloads by integrating customer’s unique payloads for a variety of missions and for customer-owned satellites for use in constellations. A hosted payload is a module attached to a satellite that can be operated independently from the main spacecraft but which shares the satellite’s power supply and communications equipment. Hosted payloads are often used by commercial and government customers seeking to operate or test a capability for uses such as communications and sensing in orbit without having to pay the cost of building and launching an entire satellite. Using a hosted payload on a commercial satellite can reduce both the expense and time required to get communications and other technologies into space.
Our Vigoride OSVs are intended to provide safe, affordable, reliable, and regular in-space services to our customers, including space transportation, payload hosting, and in-orbit servicing. We designed our Vigoride vehicle to deliver small customer payloads anywhere in LEO. However, we also plan to design and produce larger vehicles and satellite buses to carry larger payloads to more distant orbits such as GEO.
We currently plan to offer the following infrastructure services to the space economy:
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Satellites and Constellation Bus: Momentus offers or plans to offer production and operation of small satellites to meet a range of defense, government, and commercial needs such as communications, tracking of missiles, remote sensing, and space domain awareness. Technologies used to support the Hosted Payload market are directly applicable to offering customer-owned satellites for use in constellations.

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Satellite Technologies: Momentus is developing and plans to offer satellite technologies such as our Tape Spring Solar Array, 3D printed propulsion tanks, and other components used on the Vigoride OSV. These technologies and components have been flown in space, or are scheduled to be flown in space, and offer important competitive advantages such as lower cost and flexibility to meet the needs of owners and operators of satellites.

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Space Transportation: Momentus offers a transportation service to deliver customers’ satellites to precision orbits. Under this model, our customers would deliver their payload to us a few months prior to launch for integration onto our vehicle. Once we have integrated our customers’ payloads, we would then ship our vehicle, holding the customer payload, to the launch site, where it would be integrated onto the launch vehicle. The launch vehicle would then transport our vehicle to the drop-off orbit. After separation from the launch vehicle, our OSV would transport our customers’ payloads to their chosen final orbit.
We believe our transportation service has the potential to expand our customers’ deployment options relative to what they could achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle.
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Hosted Payload: There are a broad range of payloads, satellite components, and other space technologies, that customers want to operate, test, or validate in space. During development of a satellite component or other system, testing and validation of performance are important, particularly in the harsh environment of space. In other cases, customers wish to operate technologies such as solar collection and energy transmission systems in space without the expense of developing a full system that includes the satellite bus hosting these instruments. Momentus’ hosted payload service allows customers to operate, test, and validate the performance of the technology or system in space at lower cost and less complexity. Momentus’ service offers the ability to manage the integration and operation of these payloads in space. Additionally, Momentus is able to obtain necessary government licenses and manage the integration of these hosted payloads onto our OSV.

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In-Orbit Servicing: As the number of satellites in space increases, so does their need to be serviced. We are actively developing and testing Momentus’ vehicles to be capable of performing in-orbit servicing. We plan to equip future vehicles with robotic arms and an ability to maneuver in close proximity to other spacecraft and grapple, dock, or berth with them. We believe these capabilities could allow us to offer a suite of different in-orbit services, such as inspection, refueling, life extension, re-positioning, salvage missions, maintenance and repair, and de-orbiting.

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Satellite Bus: Technologies used to support the hosted payload market are directly applicable to offering customer-owned satellite buses for use in constellations. Momentus is offering high-volume production of low-cost buses, based on Vigoride’s technologies, and integrating customers’ unique payloads for a variety of missions ranging from communications to Earth Observation. We introduced variants of Vigoride tailored specifically for constellation applications as M-500 and M-1000 in August 2023.

For a further description of the risks associated with our business, see “Risk Factors.” Investors are cautioned to review the following description of Momentus’ business together with the entirety of this prospectus, including the within-mentioned risk factors.
January 2026 Private Placement
On January 5, 2026, the Company engaged in a private placement pursuant to which the Company agreed with an investor (the “January PIPE Investor”) to sell and issue to such stockholder (i) pre-funded warrants to purchase up to 925,926 shares of Common Stock (the “January 2026 Pre-Funded Warrants”), and (ii) warrants to purchase up to 925,926 shares of Common Stock (the “January 2026 Common Warrants”).
The purchase price of each January 2026 Pre-Funded Warrant equals $5.39999, and the exercise price of each January 2026 Pre-Funded Warrant equals $0.00001 per share. The January 2026 Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. The January 2026 Common Warrants have an exercise price per share of Common Stock equal to $5.40 per share. The January 2026 Common Warrants will be exercisable immediately following receipt of shareholder approval and will expire five years from the initial exercise date. The exercise price and the number of shares of Common Stock issuable upon exercise of the January 2026 Common Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.
In connection with the private placement, on January 5, 2026, the Company entered into a Placement Agency Agreement with the Placement Agent. As part of its compensation for acting as Placement Agent for the private placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and also agreed to issue to the warrants to purchase up to 46,296 shares of Common Stock (the “January 2026 PA Warrants”) at an exercise price of $5.94, which are exercisable on or after July 6, 2026. The January 2026 PA Warrants have a term of five years from January 6, 2026.
The Company received aggregate gross proceeds from the private placement of approximately $5 million, before deducting placement agent commissions and expenses in connection with the private placement, which were paid by the

Company. After deducting the approximately $0.42 million paid to the Placement Agent pursuant to the Placement Agency Agreement, the Company received approximately $4.58 million in proceeds from the private placement. The Company agreed to use the net proceeds from the private placement for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs.
Also in connection with the private placement, the Company and the January 2026 PIPE Investor agreed to reduce the exercise price of certain warrants issued to the 2026 PIPE Investor on October 15, 2025 and December 11, 2025 from $13.74 per share to $5.40 per share.
April 2026 Private Placement
On April 14, 2026, the Company engaged in a private placement pursuant to which the Company agreed with an investor (the “April PIPE Investor”) to sell and issue to such stockholder (i) 450,000 shares of Common Stock (the “April 2026 Private Placement Shares”) and (ii) pre-funded warrants to purchase up to 883,334 shares of Common Stock (the “April 2026 Pre-Funded Warrants”).
The purchase price of each April 2026 Private Placement Share equals $3.75. The purchase price of each April 2026 Pre-Funded Warrant equals $3.74999, and the exercise price of each April 2026 Pre-Funded Warrant equals $0.00001 per share. The April 2026 Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.
In connection with the private placement, on April 14, 2026, the Company entered into a Placement Agency Agreement with the Placement Agent. As part of its compensation for acting as Placement Agent for the private placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and also agreed to issue to the warrants to purchase up to 66,666 shares of Common Stock (the “April 2026 PA Warrants”) at an exercise price of $4.125, which are exercisable on or after October 11, 2026. The April 2026 PA Warrants have a term of five years from April 15, 2026.
The Company received aggregate gross proceeds from the private placement of approximately $5 million, before deducting placement agent commissions and expenses in connection with the private placement, which were paid by the Company. After deducting the approximately $0.42 million paid to the Placement Agent pursuant to the Placement Agency Agreement, the Company received approximately $4.58 million in proceeds from the private placement. The Company agreed to use the net proceeds from the private placement for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs.
May 2026 Private Placement
On May 26, 2026, the Company engaged in a private placement pursuant to which the Company agreed with investors (the “May PIPE Investors”) to sell and issue to such stockholders (i) 2,173,420 shares of Common Stock (the “May 2026 Private Placement Shares”) and (ii) pre-funded warrants to purchase up to768,580 shares of Common Stock (the “May 2026 Pre-Funded Warrants”).
The purchase price of each May 2026 Private Placement Share equals $8.50. The purchase price of each May 2026 Pre-Funded Warrant equals $8.49999, and the exercise price of each May 2026 Pre-Funded Warrant equals $0.00001 per share. The May 2026 Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.
In connection with the private placement, on May 26, 2026, the Company entered into a Placement Agency Agreement with the Placement Agent. As part of its compensation for acting as Placement Agent for the private placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and also agreed to issue to the Placement Agent warrants to purchase up to 147,100 shares of Common Stock (the “May 2026 PA Warrants”) at an exercise price of $9.35, which are exercisable on or after November 23, 2026. The May 2026 PA Warrants have a term of five years from May 26, 2026.
The private placement closed on May 28, 2026, and the Company received aggregate gross proceeds from the private placement of approximately $25 million, before deducting placement agent commissions and expenses in connection with the private placement, which were paid by the Company. After deducting the approximately $1.75 million paid to the Placement Agent pursuant to the Placement Agency Agreement, the Company received approximately $23.25 million in proceeds from the private placement. The Company agreed to use the net proceeds from the private placement for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs.

Capital Resources
Our consolidated financial statements are prepared assuming that the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date the consolidated financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company previously disclosed that conditions and events raised substantial doubt regarding its ability to continue as a going concern. Management believes that, as a result of the financings and related transactions completed since December 31, 2025, substantial doubt no longer exists.
Implications of Being a Smaller Reporting Company
As a company with less than $100 million of annual revenue in our most recently completed fiscal year and the market value of our stock held by non-affiliates as of June 30, 2025, was less than $700 million, we qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. A smaller reporting company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to, reduced disclosure about our executive compensation arrangements and an exemption from the requirements to obtain a non-binding advisory vote on golden parachute arrangements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.
Corporate Information
We were incorporated in the State of Delaware in May 2019 as a special purpose acquisition company under the name Stable Road Acquisition Corp. On November 13, 2019, we completed our initial public offering. On August 12, 2021, we consummated a business combination with Momentus Inc. (a separate legal entity from the Company) pursuant to that Agreement and Plan of Merger, dated October 7, 2020. In connection with such business combination, we changed our name from Stable Road Acquisition Corp. to Momentus Inc.
Our principal executive offices are located at 1762 Automation Parkway, San Jose, California 95131. Our telephone number is (650) 564-7820. Our website address is www.momentus.space. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Momentus, the Momentus logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Momentus. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.
Risks Associated with our Business
Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

THE OFFERING
Issuer
Momentus Inc.
Common Stock offered by us
1,851,852 shares
Common Stock outstanding after this offering
18,835,815 shares
Use of proceeds
We estimate that the proceeds from this offering will be approximately $23 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, including, including, to acquire, license or invest in assets, businesses, technologies, product candidates or other intellectual property, to make milestone payments and to repurchase securities. See “Use of Proceeds.”
Risk factors
See “Risk Factors” beginning on page S-11 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Common Stock, including the risk factors discussed in the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated or superseded by the risks and uncertainties described under similar headings in our subsequent filings under the Exchange Act.
Nasdaq Trading Symbol
MNTS
Unless otherwise indicated, the number of shares of the common stock to be outstanding after this offering is based on 16,983,963 shares of common stock outstanding as of June 11, 2026, and excludes, as of that date, the following:
•	501,162 shares of Common Stock issuable upon the exercise of outstanding Common Stock purchase warrants, with exercise prices ranging from $4.1250 to $158.0618 per share;
•	92,592 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants issued in connection with this offering, with an exercise price of $14.85 per share;
•
29 shares of Common Stock issuable upon the exercise of outstanding options to purchase the Common Stock granted under the Momentus Inc. Amended and Restated 2018 Stock Plan and the Space Apprentices Enterprise Inc. 2018 Stock Plan (the “Prior Stock Plans”); and

•
378,861 shares of Common Stock subject to unvested restricted stock units, 936 shares of Common Stock subject to vested deferred restricted stock units, 2,395 shares of Common Stock issuable upon the exercise of outstanding options to purchase the Common Stock, and 301,502 shares of the Common Stock reserved for future grants under the Momentus Inc. 2021 Equity Incentive Plan (the “2021 Plan”), the Momentus Inc. 2022 Inducement Equity Plan (the “2022 Plan”) and the Momentus Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed in this section and above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks incorporated by reference in this prospectus supplement to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the accompanying prospectus and any applicable free writing prospectus before acquiring any such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity, and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference in this prospectus supplement or the accompanying prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to this Offering
Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the development of our orbital transfer and satellite bus vehicles, research and development efforts relating to these vehicles, working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies and investments. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus, we have not entered into any agreements or arrangements which would make any acquisition, investment, or repayment and refinancing of debt probable.
However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of the common stock to decline.
This offering may cause the price of our common stock to decline and fall below the minimum bid price requirement required by the Nasdaq Listing Rules, which could result in our common stock being delisted from The Nasdaq Capital Market. A delisting of our common stock from The Nasdaq Capital Market would adversely affect our ability to raise additional capital through the public or private sale of equity securities, the ability of investors to dispose of the common stock or obtain accurate quotations as to the market value of our common stock and the price and value of our common stock.
The issuance of a large number of shares of common stock in an offering is likely to result in a decrease in the price of the common stock. Our common stock is currently listed on The Nasdaq Capital Market. Continued listing of a security on The Nasdaq Capital Market is conditioned upon compliance with various continued listing standards. In particular, the requirements for The Nasdaq Capital Market imposes a minimum $1.00 per share bid price requirement. To comply with this requirement, the closing price for our common stock must not fall below $1.00 for a 30 consecutive trading day period. If we are unable to maintain a minimum closing price of $1.00 per share for the 30 consecutive trading days, we will receive a delist letter from the staff of The Nasdaq Stock Market. In addition to The Nasdaq Stock Market enumerated criteria for continued listing on The Nasdaq Capital Market tier, The Nasdaq Stock Market also has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for continued listing, or to suspend or delist securities even though the securities meet all enumerated criteria for continued listing on The Nasdaq Stock Market.
Additionally, in the event of a delisting notice, we would typically have an opportunity to appeal such decision to the Nasdaq Hearing Panel or take other measures to preserve the listing of our common stock on The Nasdaq Capital Market, but these measures and any appeal may not be successful. If our common stock is delisted by The Nasdaq Stock Market, our common stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our common stock or obtain accurate quotations as to the market value of our common stock. We cannot ensure that our common stock, if delisted from The Nasdaq Capital Market, will be listed on any national securities exchange or quoted on an over-the counter quotation system.

In the event we are delisted from The Nasdaq Capital Market, the only established trading market for our common stock would be eliminated, and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade or obtain accurate price quotations for our common stock.
Delisting would likely also reduce the visibility, liquidity, and value of our common stock, reduce institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders, and employees, which could further harm our business and our future prospects.
Unless our common stock is listed on a national securities exchange, such as The Nasdaq Stock Market, our common stock will also likely be subject to the regulations and restrictions regarding trading in “penny stocks,” which are those securities trading for less than $5.00 per share, and that are not otherwise exempted from the definition of a penny stock under other exemptions provided for in the applicable regulations. These penny stock requirements and regulations could severely limit the liquidity of our common stock in the secondary market because fewer brokers or dealers would be likely to be willing to undertake related compliance activities to trade in our common stock. If our common stock is not listed on a national securities exchange, the rules and restrictions regarding penny stock transactions may limit an investor’s ability to sell to a third-party and our trading activity in the secondary market may be reduced. Delisting from The Nasdaq Capital Market would also likely limit the range and attractiveness of strategic alternatives that we are able to consider, adversely affect our ability to raise additional capital through the public or private sale of equity securities, significantly affect the ability of investors to trade our securities, and/or negatively affect the value and liquidity of our common stock.
Future sales and issuances of the common stock could cause our stock price to fall.
Sales of a substantial number of shares of the common stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of the common stock and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of the common stock.
Any issuance of equity we may undertake in the future to raise additional capital could cause the price of the common stock to decline, or require us to issue shares at a price that is lower than that paid by holders of the common stock in the past, which would result in those newly issued shares being dilutive. In addition, future investors could gain rights superior to existing stockholders, such as liquidation and other preferences. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities will likely have rights senior to the rights of a common stockholder, which could impair the value of the common stock.
We also have stock options and warrants outstanding to purchase shares of our capital stock. Our stockholders may incur dilution upon exercise of any outstanding stock options and warrants.
We need additional capital and any additional capital we seek may not be available in the amount or at the time we need it.
We need to raise funds in the future to execute our business plan. We may seek to raise additional capital to expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our stockholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of the Common Stock. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.
The market price of the Common Stock has been, and may continue to be, volatile, which could reduce the market price of the Common Stock.
The publicly traded shares of the Common Stock have experienced, and may experience in the future significant price and volume fluctuations. During the 12 months ended June 12, 2026, the market price of the common stock as reported by Nasdaq has ranged from a high of $43.55 per share to a low of $3.11 per share. This market volatility could reduce the market price of the common stock without regard to our operating performance. In addition, the trading price of the common stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the space transportation industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for shares of the common stock to be sold at a favorable price or at all. The market price of the common stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $23 million, after deducting the Placement Agent’s fees and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the development of our orbital transfer and satellite bus vehicles, research and development efforts relating to these vehicles, working capital, capital expenditures, repayment and refinancing of debt, research and development expenditures, acquisitions of additional companies or technologies and investments. From time to time, we engage in preliminary discussions and negotiations with various businesses in order to explore the possibility of an acquisition or investment. However, as of the date of this prospectus supplement, we have not entered into any agreements or arrangements which would make any acquisition, investment, or repayment and refinancing of debt probable.
We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our common stock will be at the discretion of our Board of Directors and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Offering
We are offering shares of our Common Stock.
Common Stock
The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in the accompanying base prospectus and are incorporated herein by reference.

DILUTION
Our net tangible book value as of March 31, 2026 was approximately $26.9 million, or $4.6193 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2026. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.
Subsequent to March 31, 2026, among other things, (i) we issued 1,333,334 shares of common stock or common stock equivalents and received aggregate gross proceeds of approximately $5.0 million on April 15, 2026 in connection with a private placement offering, (ii) we issued 2,942,000 shares of common stock or common stock equivalents and received gross proceeds of approximately $25.0 million on May 28, 2026 in connection with a private placement offering, (iii) we issued 4,306,465 shares of common stock and received aggregate gross proceeds of approximately $23.1 million in connection with sales pursuant to an at-the-market offering, (iv) we issued 1,807,942 shares of common stock and received gross proceeds of approximately $9.6 million in connection with the exercise of outstanding warrants, and (v) we issued 751,903 shares of common stock upon conversion of convertible notes with aggregate amounts outstanding at the time of conversion of approximately $2.7 million. On a pro forma basis after giving effect to these transactions, as of March 31, 2026, our pro forma net tangible book value per share would have been $5.4449 per share.
After giving effect to the pro forma adjustments set forth above and to the sale of 1,851,852 shares of our common stock in this offering at an offering price of $13.50 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, for net proceeds of approximately $23 million, our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $115.5 million, or $6.14 per share. This represents an immediate increase in as adjusted net tangible book value of $0.69 per share to existing stockholders and an immediate dilution of $7.37 per share to new investors purchasing securities in this offering. The following table illustrates this per share dilution:

Offering price per share	$13.50
Historical net tangible book value as of March 31, 2026	$4.619
Pro forma net tangible book value per share as of March 31, 2026	$5.445
Increase in pro forma net tangible book value per share attributable to this offering	$0.690
Pro forma as adjusted net tangible book value per share as of March 31, 2026, after giving effect to this offering	$6.135
Dilution in pro forma as adjusted net tangible book value per share to new investors purchasing our common stock in this offering	$7.365

The table and discussion above excludes, as of March 31, 2026:
•	501,162 shares of Common Stock issuable upon the exercise of outstanding Common Stock purchase warrants, with exercise prices ranging from $4.1250 to $158.0618 per share
•	29 shares of Common Stock issuable upon the exercise of outstanding options to purchase the Common Stock granted under the Prior Stock Plans; and
•
125,707 shares of Common Stock subject to unvested restricted stock units, 936 shares of Common Stock subject to vested deferred restricted stock units, 2,395 shares of Common Stock issuable upon the exercise of outstanding options to purchase the Common Stock, and 56,470 shares of the Common Stock reserved for future grants under the 2021 Plan, the 2022 Plan and the ESPP.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock or outstanding warrants to purchase shares of our common stock. To the extent that any of these outstanding options or warrants are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION
A.G.P./Alliance Global Partners has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the placement agency agreement dated June 11, 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. Therefore, we may not sell the entire amount of securities offered pursuant to this prospectus supplement. We also entered into a securities purchase agreement directly with each investor for the purchase of shares of our common stock in this offering.
We will deliver the shares of our common stock being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We will deliver the securities being offered pursuant to this prospectus supplement upon closing. We expect this offering to be completed not later than one (1) business day following the commencement of this offering and we will deliver all securities to be issued in connection with this offering delivery versus payment (“DVP”)/receipt versus payment (“RVP”) upon receipt of investor funds received by us. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 15, 2026.
We have agreed to indemnify the Placement Agent and specified other persons against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.
Fees and Expenses
We have engaged A.G.P./Alliance Global Partners as our exclusive Placement Agent in connection with this offering. This offering is being conducted on a reasonable best efforts basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below:

	Per Share	Total
Offering price	$13.50	$25,000,002
Placement Agent’s fees(1)	$0.945	$1,750,000
Proceeds to us, before expenses	$12.555	$23,250,002

(1)	We have agreed to pay the Placement Agent a total cash fee equal to 7.0% of the gross proceeds of the offering.
We have agreed to reimburse the Placement Agent at closing for legal expenses incurred by the Placement Agent in connection with this offering in an aggregate amount of up to $75,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $90,000.
We have also agreed to issue to the Placement Agent, or its designees, the Placement Agent Warrants to purchase 92,592 shares of Common Stock, which is equal to five percent (5%) of the aggregate number of shares of Common Stock sold by us in this offering. The Placement Agent Warrants are exercisable beginning on December 8, 2026 until June 11, 2031 at an exercise price of $14.85, which is equal to 110% of the offering price per share of Common Stock.
The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:
•	may not engage in any stabilization activity in connection with our securities; and
•
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Lock-Up Agreements
Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of Common Stock or securities convertible into, or exchangeable or exercisable for, our Common Stock during a period ending 30 days after the date of this prospectus supplement, without first obtaining the written consent of A.G.P./Alliance Global Partners. Specifically, these individuals have agreed, in part, not to:
•
offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction that is designed to, or could reasonably be expected to, result in the transfer or disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock;

•
enter into any swap or other agreement, arrangement, hedge, or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of shares of our Common Stock, in cash or otherwise;

•
make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company; or

•	publicly disclose the intention to do any of the foregoing.
Notwithstanding these limitations, these shares of Common Stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.
No Sales of Similar Securities
We have agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock (or securities convertible into or exercisable for Common Stock) or, subject to certain exceptions, file any registration statement, including any amendments or supplements thereto (other than the prospectus supplement, registration statement or amendment to the registration statement relating to the securities offered hereunder and a registration statement on Form S-8), until 10 days after the completion of this offering. We have also agreed, subject to certain exceptions, not to enter into a variable rate transaction (as defined in the securities purchase agreement) for 30 days after the completion of this offering; provided, however, that the entry into and/or issuance of shares of Common Stock by us or filing of a prospectus supplement in connection with an “at the market” offering with the Placement Agent as sales agent will not be deemed a variable rate transaction.
Discretionary Accounts
The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.
Listing
Our Common Stock is listed on the Nasdaq Capital Market under the symbol “MNTS.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.
Other Activities and Relationships
The Placement Agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Common Stock offered hereby. Any such short positions could adversely affect future trading prices of the Common Stock offered hereby. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
As stated above, the Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.
On Wednesday, December 17, 2025, the Company effected a 1-for-17.85 reverse stock split. Unless otherwise noted, all share, per share and pricing information relating to our Common Stock herein is presented on a post-split basis.
On September 11, 2023, we closed an offering of Common Stock and warrants in which we raised approximately $5,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive Placement Agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $75,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On October 4, 2023, we closed an offering of Common Stock and warrants in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $75,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On November 9, 2023, we closed a warrant inducement offering in which we raised approximately $6,500,000 of gross proceeds. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the warrant inducement offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the warrant inducement offering $60,000 for legal expenses incurred by them in connection with the warrant inducement offering.
On January 17, 2024, we closed an offering of Common Stock and warrants in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $75,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On March 7, 2024, we closed an offering of Common Stock and warrants in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $75,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On September 17, 2024, we closed an offering of Common Stock and warrants in which we raised approximately $2,750,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0% and warrants to purchase 2,002 shares of Common Stock at an exercise price of $158.0618. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $125,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.

On December 13, 2024, we entered into a Loan Agreement (the “December 2024 Loan Agreement”) with J.J. Astor & Co. (the “Lender”) pursuant to which we borrowed $2.0 million. A.G.P./Alliance Global Partners served as our financial advisor in connection with the Loan Agreement and received a cash fee equal to 7.5% of the loan amount.
On December 18, 2024, we closed an offering of Common Stock and warrants in which we raised approximately $5,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0% and warrants to purchase 2,241 shares of Common Stock at an exercise price of $121.737. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $95,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On February 11, 2025, we closed an offering of Common Stock and warrants in which we raised approximately $5,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0% and warrants to purchase 3,569 shares of Common Stock at an exercise price of $77.067375. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $95,000 for legal expenses incurred by them in connection with the offering and $10,000 for non-accountable expense reimbursement.
On March 20, 2025, we closed a warrant inducement offering (the “Inducement Warrants”) in which we raised approximately $2.07 million of gross proceeds. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the warrant inducement offering and received a cash fee equal to approximately $145,000. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the warrant inducement offering $35,000 for legal expenses incurred by them in connection with the warrant inducement offering.
On April 12, 2025, we entered into the Master Services Agreement with Velo3D, Inc. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the Master Services Agreement, and agreed to receive a fee equal to 8.0% of the transaction price in the form of a convertible note in the principal amount of $1,200,000 (the “Original Convertible Promissory Note”). On June 17, 2025, we executed an agreement with A.G.P./Alliance Global Partners that amended the Original Convertible Promissory Note that provides that upon the commencement of sales in this offering, the Original Convertible Promissory Note will be null and void and a new convertible note in the principal amount of $500,000 (the “New Convertible Note”) shall be issued by us to A.G.P./Alliance Global Partners and A.G.P./Alliance Global Partners shall have no recourse against us for the $700,000 of principal that it will no longer receive pursuant to the terms of the Original Convertible Promissory Note. The New Convertible Note shall mature 18 months after issuance and be convertible into shares of our common stock at a conversion price of $1.67 per share. Pursuant to FINRA Rule 5110(g)(1), neither the New Convertible Note nor any shares issued upon conversion of the New Convertible Note shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the issuance date of the New Convertible Note. We have agreed to file one or more registration statements to register the resale of all securities issuable upon conversion of the New Convertible Note, only one of which shall be at our expense and demand may be made after issuance until the maturity date.
On May 30, 2025, we entered into a private placement for a loan in the principal amount of $1,500,000, as amended on June 17, 2025. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the private placement pursuant to which we issued to the lender a note in the principal amount of $1,012,500 and A.G.P./Alliance Global Partners will receive a $75,000 cash fee. In addition, when the second tranche of notes is issued to the lender A.G.P./Alliance Global Partners will receive an additional cash fee of $75,000.
On July 1, 2025, we closed an offering of Common Stock and warrants in which we raised approximately $4,000,000 of gross proceeds. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering $105,000 for legal expenses incurred by them in connection with the offering reimbursement.
On August 13, 2025, we entered into a warrant inducement agreement (the “August 2025 Inducement Agreement”) with a holder of certain existing warrants to purchase shares of our Class A common stock. Pursuant to the August 2025 Inducement Agreement, the holder agreed to exercise for cash warrants to purchase an aggregate of 135,184 shares of Common Stock at an exercise price of $19.8135 per share, which was the closing price of our Common Stock on the Nasdaq Capital Market on August 12, 2025. Prior to entering into the August 2025 Inducement Agreement, 64,826 of the existing warrants were immediately exercisable at an exercise price of $25.1685 per share and 71,367 of the existing warrants were exercisable at an exercise price of $67.83 per share. We received aggregate gross proceeds of approximately $2.7 million from the exercise of the existing warrants before deducting financial advisory fees and other expenses. In consideration of the holder’s agreement to exercise the existing warrants, we agreed to issue new inducement warrants to purchase up to 4,862,058 shares of Common Stock, equal to 200% of the number of shares issued upon exercise of the existing warrants. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the warrant inducement offering and received a cash fee equal to approximately $188,890. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering up to $35,000 for legal expenses incurred by them in connection with the offering.
On September 19, 2025, we entered into a Sales Agreement (the “ATM Sales Agreement”) with A.G.P./Alliance Global Partners (the “Agent”), pursuant to which we may sell, from time to time, at our option, up to $7,350,000 in aggregate principal amount of shares of our Class A common stock through the Agent, as our sales agent, in an at-the-market offering. The ATM Sales Agreement became effective upon the SEC declaring our Registration Statement on Form S-3 (File No. 333-290425) effective on September 30, 2025. A.G.P./Alliance Global Partners served as our exclusive sales agent in connection with the at-the-market offering.
On September 30, 2025, we entered into a General Release and Settlement Agreement (the “Settlement Agreement”) with Baker & McKenzie LLP (“B&M”) to settle total outstanding debt of $1,122,171 owed by us to B&M as of the settlement date. Pursuant to the Settlement Agreement, we agreed to pay B&M $50,000 in cash and to issue a combination of shares of our Class A common stock and pre-funded warrants with an aggregate value of $1,072,171. We issued to B&M 32,527 shares of Common Stock and pre-funded warrants to purchase 19,210 shares of Common Stock. The Common Stock was issued at a 10% discount to the five-day volume weighted average price per share as of the trading day immediately prior to the issuance date, which was $20.72385 per share as of the settlement date.
On October 14, 2025, we entered into a warrant inducement agreement (the “October 2025 Inducement Agreement”) with a holder of certain existing warrants to purchase shares of our Class A common stock. Pursuant to the October 2025 Inducement Agreement, the holder agreed to exercise for cash (i) warrants issued on March 21, 2025 to purchase 120,049 shares of Common Stock at an exercise price of $25.5255 per share and (ii) warrants issued on July 1, 2025 to purchase 158,929 shares of Common Stock at an exercise price of $25.1685 per share. Prior to entering into the October 2025 Inducement Agreement, the March 2025 warrants were immediately exercisable at an exercise price of $35.70 per share and the July 2025 warrants were immediately exercisable at an exercise price of $25.1685 per share. We received aggregate gross proceeds of approximately $7 million from the exercise of the existing warrants before deducting financial advisory fees and other expenses. In consideration of the holder’s agreement to exercise the existing warrants, we agreed to issue new inducement warrants to purchase up to 418,466 shares of Common Stock, equal to 150% of the number of shares issued upon exercise of the existing warrants. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the warrant inducement offering and received a cash fee equal to approximately $494,500. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering up to $35,000 for legal expenses incurred by them in connection with the offering.
On December 9, 2025, we entered into a warrant inducement agreement (the “December 2025 Inducement Agreement”) with a holder of certain existing warrants to purchase shares of our Class A common stock. Pursuant to the December 2025 Inducement Agreement, the holder agreed to exercise for cash existing warrants to purchase 272,385 shares of Common Stock at an exercise price of $13.7445 per share, which was the closing price of our Common Stock on the Nasdaq Capital Market on December 9, 2025. Prior to entering into the December 2025 Inducement Agreement, the existing warrants were immediately exercisable at an exercise price of $19.8135 per share. We received aggregate gross proceeds of approximately $3.74 million from the exercise of the existing warrants before deducting financial advisory fees and other expenses. In consideration of the holder’s agreement to exercise the existing warrants, we agreed to issue new inducement warrants to purchase up to 408,577 shares of Common Stock, equal to 150% of the number of shares issued upon exercise of the existing warrants. We also agreed to reduce the exercise price of certain existing warrants to purchase up to 418,466 shares of Common Stock from $25.5255 per share to $13.7445 per share, subject to stockholder approval. A.G.P./Alliance Global Partners served as the exclusive financial advisor in connection with the warrant inducement offering and received a cash fee equal to approximately $262,060. In addition, we reimbursed A.G.P./Alliance Global Partners at the closing of the offering up to $35,000 for legal expenses incurred by them in connection with the offering.
On January 6, 2026, we closed a private placement of Common Stock and warrants in which we raised approximately $5,000,000 of gross proceeds. Pursuant to the Securities Purchase Agreement dated January 5, 2026, we issued pre-funded warrants to purchase 925,926 shares of our Class A common stock at a purchase price of $5.40 per share, and Class A common warrants to purchase up to an additional 925,926 shares of Common Stock at an exercise price of $5.40 per share. We also agreed to reduce the exercise price of certain existing October 2025 and December 2025 warrants covering an aggregate of 827,041 shares of Common Stock from $13.74 per share to $5.40 per share, subject to stockholder approval. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, A.G.P./Alliance Global Partners received warrants to purchase 46,296 shares of Common Stock at an exercise price of $5.94 per share, exercisable 180 days from the date of commencement of sales.
On January 9, 2026, we exchanged the outstanding unsecured convertible promissory note previously issued to A.G.P./Alliance Global Partners on June 30, 2025 (the “Original Note”) for a new unsecured convertible promissory note to A.G.P./Alliance Global Partners (the “Exchange Note”) on substantially the same terms as the Original Note. The Original Note had an aggregate principal amount of $500,000 and, following the 1-for-17.85 reverse stock split effected on December 17, 2025, carried a conversion price of $29.8095 per share of Common Stock. The Exchange Note has an aggregate principal amount of $500,000 and a revised conversion price of $10.00 per share of Common Stock.
On April 15, 2026, we closed a private placement of Common Stock and pre-funded warrants in which we raised approximately $5,000,000 of gross proceeds. Pursuant to the Securities Purchase Agreement dated April 14, 2026, we issued 450,000 shares of our Class A common stock at a purchase price of $3.75 per share and pre-funded warrants to purchase up to an additional 883,334 shares of Common Stock. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, A.G.P./Alliance Global Partners received warrants to purchase 66,666 shares of Common Stock at an exercise price of $4.125 per share, exercisable 180 days from the date of commencement of sales.
On May 28, 2026, we closed a private placement of Common Stock and pre-funded warrants in which we raised approximately $25,000,000 of gross proceeds. Pursuant to the Securities Purchase Agreement dated May 26, 2026, we issued 2,173,420 shares of our Class A common stock at a purchase price of $8.50 per share and pre-funded warrants to purchase up to an additional 768,580 shares of Common Stock. A.G.P./Alliance Global Partners served as our exclusive placement agent in connection with the offering and received a cash fee equal to 7.0%. In addition, A.G.P./Alliance Global Partners received warrants to purchase 147,100 shares of Common Stock at an exercise price of $9.35 per share, exercisable 180 days from the date of commencement of sales.

LEGAL MATTERS
Bradley Arant Boult Cummings LLP has passed upon the validity of the securities offered hereby. Blank Rome LLP, New York, New York, is representing the Placement Agent in connection with this offering.
EXPERTS
The consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2025, and 2024 incorporated by reference in this prospectus supplement, have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website on at investors.momentus.space. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus supplement and the accompanying prospectus, or the registration statement of which this prospectus supplement and the accompanying prospectus is a part. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We also maintain a website at www.momentus.space, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Momentus Inc.
Attn: John C. Rood
Chief Executive Officer
1762 Automation Parkway
San Jose, CA 95131
Telephone: (650) 564-7820

PROSPECTUS

MOMENTUS INC.

$200,000,000
of
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Offered, from time to time, by Momentus Inc.

Up to 3,089,100 Shares of Common Stock
Offered by the Selling Stockholders
We may, from time to time, offer and sell up to $200,000,000 of any combination of our Class A common stock, par value $0.00001 (the “common stock” or “Common Stock”), preferred stock, par value $0.00001 (the “preferred stock”), debt securities, warrants or units described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock, or debt securities upon the exercise of warrants.
This prospectus also relates to the offer and sale from time-to-time of up to 3,089,100 shares of Common Stock by the Selling Stockholders identified in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”). The shares of Common Stock registered for resale pursuant to this prospectus consist of (i) 2,173,420 shares of Common Stock (the “Private Placement Shares”) issued to the Selling Stockholders pursuant to the Securities Purchase Agreement dated May 26, 2026 (the “May 2026 SPA”); (ii) 768,580 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of certain pre-funded warrants issued to the Selling Stockholders on May 28, 2026 (the “Pre-Funded Warrants”); and (iii) 147,100 shares of Common Stock (the “PA Warrant Shares” and, together with the Private Placement Shares, and Pre-Funded Warrant Shares, the “Shares”) issuable upon exercise of certain warrants issued to the Selling Stockholders on May 28, 2026 (the “PA Warrants“ and, together with the Pre-Funded Warrants, the “Warrants”).
This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.
Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Sales of the Shares by the Selling Stockholders may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market or at negotiated prices. The Selling Stockholders may sell shares to or through underwriters, broker-dealer or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders, the purchasers of the shares, or both.
We will not receive any of the proceeds from such sales of the shares of Common Stock by the Selling Stockholders. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts, if any, attributable to its sale of shares of Common Stock. See “Plan of Distribution” of this prospectus.
Our common stock is listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “MNTS.” On May 29, 2026, the last reported sale price of our common stock on Nasdaq was $16.85 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.
As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $315 million, which is calculated based on 16,153,355 shares of our outstanding common stock held by non-affiliates and a price of $19.50 per share, the closing price of our common stock on May 27, 2026, which is the highest closing price of our common stock on Nasdaq within the prior 60 days of this prospectus.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 8 of this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 4, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we and the Selling Stockholders may sell from time to time in one or more offerings securities in the amounts and types described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.
Neither we, the Selling Stockholders, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”
Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Momentus,” “the Company,” “we,” “us,” “our” and similar references refer to Momentus Inc., an entity incorporated under the laws of the State of Delaware, and where appropriate our consolidated subsidiaries.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.
ii

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
The Company
Momentus is a U.S. commercial space company that offers satellites, satellite buses, and other satellite components, transportation and infrastructure services, including hosted payloads and other in-orbit services to help enable the commercialization of space. Satellite operators are our principal customers and target customers. Momentus offers satellites and satellite buses and technology designed to meet the specific needs of government and commercial customers.
We provide or plan to provide satellites, satellite buses, solar arrays, and other satellite components. Our satellites and satellite technologies offer competitive advantages to customers such as greater payload capability, significant on-orbit power, flexibility of design and the ability to accommodate a range of sensors, communications equipment, and other space instruments, low cost, and speed of delivery.
We are developing an innovative Tape Spring Solar Array (“TASSA”) that has the potential to produce power at substantially lower cost than competing solar arrays. TASSA also has important advantages in its ability to be deployed and retracted to protect the array from in-space collisions with debris and to easily maneuver the satellite to different locations or adjust its characteristics.
Over the past several years, Momentus has developed other innovative technologies, such as our Microwave Electrothermal Thruster (“MET”) that uses water as a propellant, designed to efficiently accomplish missions such as transportation of customer payloads and small satellites to custom orbits. The MET’s water propellant is safe, environmentally-friendly, and easy to transport and handle, in contrast to the highly-toxic and difficult to handle propellants commonly used in the space industry. The MET has high specific impulse, or ISP, which is a measure of efficiency, making it well-suited for transportation missions with significantly higher thrust than missions more suitable for low thrust electric propulsion. The MET has been successfully demonstrated on orbit and we have matured this technology to Technology Readiness Level 9, the highest level, with hundreds of successful firings in space during our missions. We have designed our satellite buses and Orbital Service Vehicles to use this innovative technology, while also implementing a modular design that enables Momentus to incorporate high-thrust chemical thrusters or electric thrusters instead of the MET for missions with different requirements.
We provide or plan to provide services, including “last mile” satellite transportation, payload-hosting, on-orbit satellite refueling, on-orbit inspection, on-orbit satellite maintenance, de-orbiting, debris removal, and other satellite-to-satellite service offerings. We believe our planned service offerings will increase deployment options for satellite operators and lower their operating costs relative to traditional approaches while also minimizing environmental impact when utilizing our MET with water as a propellant.
We plan to provide these services with Orbital Service Vehicles (“OSVs”) that we design and manufacture. While we plan to eventually operate a family of progressively larger and more capable OSVs, we are currently focused on Vigoride, which was originally designed to operate in low-Earth orbit (“LEO”), but is undergoing enhancements designed to allow it to operate in Geostationary-Earth Orbit (“GEO”), Lunar, and Deep Space orbits.
We believe that Vigoride has the ability to deliver fast, versatile, and cost-effective transportation and infrastructure services to our customers. We conducted our inaugural test and demonstration mission with Vigoride in 2022. Momentus has launched four missions to date, deployed 17 customer satellites, and provided hosted payload services. Three of these missions involved operation of the Vigoride OSV in orbit. During these three Vigoride missions, the system and technology were tested repeatedly. Improvements based on lessons learned during these missions were rapidly incorporated. As a result of these three missions, the Vigoride OSV has been successfully demonstrated in space and accumulated significant flight heritage.

Our transportation service offering focuses on delivering our customers’ satellites to precision orbits. To accomplish this, we partner with leading launch service providers, such as SpaceX, to “ride share” our customer’s satellites from Earth to space on a midsized or large rocket. Customer satellites can also be carried aboard small launch vehicles for dedicated missions.
Our OSVs would then provide “last mile” transportation services from the rocket’s drop-off orbit to a custom orbit of the satellite operator’s choosing. We believe this “hub-and-spoke” model has the potential to expand our customers’ deployment options relative to what they would be able to achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle. Our OSVs are currently expendable, meaning they are used to perform services before they de-orbit themselves upon completion of their mission. However, our goal is to eventually make our OSVs reusable, or capable of remaining in space to conduct follow-on missions, which has the potential to lower our cost of delivering services to our customers. To achieve reusability, we need to develop additional technologies that will allow our vehicles to locate and navigate to customer satellites in space, physically connect to them, and perform a variety of robotic operations including fluid transfer. The first of these technologies is related to Rendezvous and Proximity Operations (“RPO”) which is the ability for the OSV to locate and maneuver to another object in space.
In 2025, the U.S. Air Force Research Labs SpaceWERX organization—which is the innovation arm of the U.S. Space Force—awarded Momentus a Direct to Phase II Small Business Innovation Research (“SBIR”) contract. The award supports the in-space flight demonstration of a novel, low-cost multi-spectral sensor suite for RPO, scheduled for 2026.
We are also offering variants of our Vigoride OSV to government and commercial customers as a traditional bus manufacturer and satellite prime contractor. Vigoride, and its variants, M-500 and M-1000, are being offered to support missions such as communication, sensing and tracking of missiles, positioning, navigation, and timing (“PNT”) as well as payload technology demonstrations.
Momentus offers or plans to offer production and operation of small satellites to meet a range of defense, government, and commercial needs such as communications, tracking of missiles, remote sensing, and space domain awareness. There is a growing need for such capabilities for defense, government, and commercial customers.
Momentus is offering high-volume production of buses, based on Vigoride’s technologies, for hosted payloads by integrating customer’s unique payloads for a variety of missions and for customer-owned satellites for use in constellations. A hosted payload is a module attached to a satellite that can be operated independently from the main spacecraft but which shares the satellite’s power supply and communications equipment. Hosted payloads are often used by commercial and government customers seeking to operate or test a capability for uses such as communications and sensing in orbit without having to pay the cost of building and launching an entire satellite. Using a hosted payload on a commercial satellite can reduce both the expense and time required to get communications and other technologies into space.
Our Vigoride OSVs are intended to provide safe, affordable, reliable, and regular in-space services to our customers, including space transportation, payload hosting, and in-orbit servicing. We designed our Vigoride vehicle to deliver small customer payloads anywhere in LEO. However, we also plan to design and produce larger vehicles and satellite buses to carry larger payloads to more distant orbits such as GEO.
We currently plan to offer the following infrastructure services to the space economy:
•
Satellites and Constellation Bus: Momentus offers or plans to offer production and operation of small satellites to meet a range of defense, government, and commercial needs such as communications, tracking of missiles, remote sensing, and space domain awareness. Technologies used to support the Hosted Payload market are directly applicable to offering customer-owned satellites for use in constellations.

•
Satellite Technologies: Momentus is developing and plans to offer satellite technologies such as our Tape Spring Solar Array, 3D printed propulsion tanks, and other components used on the Vigoride OSV. These technologies and components have been flown in space, or are scheduled to be flown in space, and offer important competitive advantages such as lower cost and flexibility to meet the needs of owners and operators of satellites.

•
Space Transportation: Momentus offers a transportation service to deliver customers’ satellites to precision orbits. Under this model, our customers would deliver their payload to us a few months prior to launch for integration onto our vehicle. Once we have integrated our customers’ payloads, we would then ship our vehicle, holding the customer payload, to the launch site, where it would be integrated onto the launch vehicle. The launch vehicle would then transport our vehicle to the drop-off orbit. After separation from the launch vehicle, our OSV would transport our customers’ payloads to their chosen final orbit.
We believe our transportation service has the potential to expand our customers’ deployment options relative to what they could achieve with ride share launch alone, while reducing their costs relative to what they could achieve with a dedicated small launch vehicle.
•
Hosted Payload: There are a broad range of payloads, satellite components, and other space technologies, that customers want to operate, test, or validate in space. During development of a satellite component or other system, testing and validation of performance are important, particularly in the harsh environment of space. In other cases, customers wish to operate technologies such as solar collection and energy transmission systems in space without the expense of developing a full system that includes the satellite bus hosting these instruments. Momentus’ hosted payload service allows customers to operate, test, and validate the performance of the technology or system in space at lower cost and less complexity. Momentus’ service offers the ability to manage the integration and operation of these payloads in space. Additionally, Momentus is able to obtain necessary government licenses and manage the integration of these hosted payloads onto our OSV.

•
In-Orbit Servicing: As the number of satellites in space increases, so does their need to be serviced. We are actively developing and testing Momentus’ vehicles to be capable of performing in-orbit servicing. We plan to equip future vehicles with robotic arms and an ability to maneuver in close proximity to other spacecraft and grapple, dock, or berth with them. We believe these capabilities could allow us to offer a suite of different in-orbit services, such as inspection, refueling, life extension, re-positioning, salvage missions, maintenance and repair, and de-orbiting.

•
Satellite Bus: Technologies used to support the hosted payload market are directly applicable to offering customer-owned satellite buses for use in constellations. Momentus is offering high-volume production of low-cost buses, based on Vigoride’s technologies, and integrating customers’ unique payloads for a variety of missions ranging from communications to Earth Observation. We introduced variants of Vigoride tailored specifically for constellation applications as M-500 and M-1000 in August 2023.

For a further description of the risks associated with our business, see “Risk Factors.” Investors are cautioned to review the following description of Momentus’ business together with the entirety of this prospectus, including the within-mentioned risk factors.
January 2026 Private Placement
On January 5, 2026, the Company engaged in a private placement pursuant to which the Company agreed with an investor (the “January PIPE Investor”) to sell and issue to such stockholder (i) pre-funded warrants to purchase up to 925,926 shares of Common Stock (the “January 2026 Pre-Funded Warrants”), and (ii) warrants to purchase up to 925,926 shares of Common Stock (the “January 2026 Common Warrants”).
The purchase price of each January 2026 Pre-Funded Warrant equals $5.39999, and the exercise price of each January 2026 Pre-Funded Warrant equals $0.00001 per share. The January 2026 Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. The January 2026 Common Warrants have an exercise price per share of Common Stock equal to $5.40 per share. The January 2026 Common Warrants will be exercisable immediately following receipt of shareholder approval and will expire five years from the initial exercise date. The exercise price and the number of shares of Common Stock issuable upon exercise of the January 2026 Common Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.
In connection with the private placement, on January 5, 2026, the Company entered into a Placement Agency Agreement with the Placement Agent. As part of its compensation for acting as Placement Agent for the private placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and also agreed to issue to the warrants to purchase up to 46,296 shares of Common Stock (the “January 2026 PA Warrants”) at an exercise price of $5.94, which are exercisable on or after July 6, 2026. The January 2026 PA Warrants have a term of five years from January 6, 2026.
The Company received aggregate gross proceeds from the private placement of approximately $5 million, before deducting placement agent commissions and expenses in connection with the private placement, which were paid by the

Company. After deducting the approximately $0.42 million paid to the Placement Agent pursuant to the Placement Agency Agreement, the Company received approximately $4.58 million in proceeds from the private placement. The Company agreed to use the net proceeds from the private placement for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs.
Also in connection with the private placement, the Company and the January 2026 PIPE Investor agreed to reduce the exercise price of certain warrants issued to the 2026 PIPE Investor on October 15, 2025 and December 11, 2025 from $13.74 per share to $5.40 per share.
April 2026 Private Placement
On April 14, 2026, the Company engaged in a private placement pursuant to which the Company agreed with an investor (the “April PIPE Investor”) to sell and issue to such stockholder (i) 450,000 shares of Common Stock (the “April 2026 Private Placement Shares”) and (ii) pre-funded warrants to purchase up to 883,334 shares of Common Stock (the “April 2026 Pre-Funded Warrants”).
The purchase price of each April 2026 Private Placement Share equals $3.75. The purchase price of each April 2026 Pre-Funded Warrant equals $3.74999, and the exercise price of each April 2026 Pre-Funded Warrant equals $0.00001 per share. The April 2026 Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.
In connection with the private placement, on April 14, 2026, the Company entered into a Placement Agency Agreement with the Placement Agent. As part of its compensation for acting as Placement Agent for the private placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and also agreed to issue to the warrants to purchase up to 66,666 shares of Common Stock (the “April 2026 PA Warrants”) at an exercise price of $4.125, which are exercisable on or after October 11, 2026. The April 2026 PA Warrants have a term of five years from April 15, 2026.
The Company received aggregate gross proceeds from the private placement of approximately $5 million, before deducting placement agent commissions and expenses in connection with the private placement, which were paid by the Company. After deducting the approximately $0.42 million paid to the Placement Agent pursuant to the Placement Agency Agreement, the Company received approximately $4.58 million in proceeds from the private placement. The Company agreed to use the net proceeds from the private placement for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs.
May 2026 Private Placement
On May 26, 2026, the Company engaged in a private placement pursuant to which the Company agreed with investors (the “May PIPE Investors”) to sell and issue to such stockholders (i) 2,173,420 shares of Common Stock (the “May 2026 Private Placement Shares”) and (ii) pre-funded warrants to purchase up to768,580 shares of Common Stock (the “May 2026 Pre-Funded Warrants”).
The purchase price of each May 2026 Private Placement Share equals $8.50. The purchase price of each May 2026 Pre-Funded Warrant equals $8.49999, and the exercise price of each May 2026 Pre-Funded Warrant equals $0.00001 per share. The May 2026 Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.
In connection with the private placement, on May 26, 2026, the Company entered into a Placement Agency Agreement with the Placement Agent. As part of its compensation for acting as Placement Agent for the private placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and also agreed to issue to the Placement Agent warrants to purchase up to 147,100 shares of Common Stock (the “May 2026 PA Warrants”) at an exercise price of $9.35, which are exercisable on or after November 23, 2026. The May 2026 PA Warrants have a term of five years from May 26, 2026.
The private placement closed on May 28, 2026, and the Company received aggregate gross proceeds from the private placement of approximately $25 million, before deducting placement agent commissions and expenses in connection with the private placement, which were paid by the Company. After deducting the approximately $1.75 million paid to the Placement Agent pursuant to the Placement Agency Agreement, the Company received approximately $23.25 million in proceeds from the private placement. The Company agreed to use the net proceeds from the private placement for general corporate purposes, which may include repayment of principal on the Company’s indebtedness, capital expenditures, and funding its working capital needs.

Capital Resources
Our consolidated financial statements are prepared assuming that the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date the consolidated financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company previously disclosed that conditions and events raised substantial doubt regarding its ability to continue as a going concern. Management believes that, as a result of the financings and related transactions completed since December 31, 2025, substantial doubt no longer exists.
Implications of Being a Smaller Reporting Company
As a company with less than $100 million of annual revenue in our most recently completed fiscal year and the market value of our stock held by non-affiliates as of June 30, 2025, was less than $700 million, we qualify as a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. A smaller reporting company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include, but are not limited to, reduced disclosure about our executive compensation arrangements and an exemption from the requirements to obtain a non-binding advisory vote on golden parachute arrangements. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.
Corporate Information
We were incorporated in the State of Delaware in May 2019 as a special purpose acquisition company under the name Stable Road Acquisition Corp. On November 13, 2019, we completed our initial public offering. On August 12, 2021, we consummated a business combination with Momentus Inc. (a separate legal entity from the Company) pursuant to that Agreement and Plan of Merger, dated October 7, 2020. In connection with such business combination, we changed our name from Stable Road Acquisition Corp. to Momentus Inc.
Our principal executive offices are located at 1762 Automation Parkway, San Jose, California 95131. Our telephone number is (650) 564-7820. Our website address is www.momentus.space. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.
Momentus, the Momentus logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Momentus. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.
Risks Associated with our Business
Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
The Securities We May Offer
We may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, with a total value of up to $200,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity;
•	original issue discount;
•	rates and times of payment of interest or dividends;
•	redemption, conversion, exercise, exchange or sinking fund terms;
•	ranking;

•	restrictive covenants;
•	voting or other rights;
•
conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:
•	the names of those agents, underwriters, or dealers;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.
The following is a summary of the securities we may offer with this prospectus.
Common Stock
We may issue shares of our common stock from time to time. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our second amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and second amended and restated bylaws (the “Bylaws”), our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock. Holders of shares of our common stock do not have preemptive, subscription, redemption, or conversion rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock.
We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or as units in combination with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants.
We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Units
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the specific unit agreement that contains the terms of the particular series of units we are offering, before the issuance of such units.
The Securities the Selling Stockholders May Offer
The Selling Stockholders may offer up to 3,089,100 shares of Common Stock consisting of (i) 2,173,420 Private Placement Shares (ii) 768,580 Pre-Funded Warrant Shares issuable to the Selling Stockholders upon the exercise of the Pre-Funded Warrants; and (iii) 147,100 PA Warrant Shares issuable to the Selling Stockholders upon exercise of the PA Warrants.
The Selling Stockholders will determine when and how they will sell the Shares offered in this prospectus, as described in “Plan of Distribution.”
We will not receive any proceeds from the sale by the Selling Stockholders of the Shares covered by this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.
Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, as well as any amendments thereto.
These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, and in the documents incorporated by reference herein. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale by us of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.
We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this prospectus. We will bear all fees and expenses incident to our obligation to register such shares.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our capital stock. This is a summary only and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”), for additional information.
Authorized and Outstanding Stock
Pursuant to the terms of our Second Amended and Restated Certificate of Incorporation, as amended, our authorized capital stock consists of:
•	250,000,000 shares of the Common Stock, $0.00001 par value per share; and
•	20,000,000 shares of undesignated Preferred Stock, $0.00001 par value per share (“Preferred Stock”), of which 673,408 shares have been designated as the Series A Convertible Preferred Stock.
As of June 1, 2026, there were 16,215,379 shares of the Common Stock issued and outstanding and no shares of Preferred Stock outstanding.
Common Stock
Voting Power
Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The holders of Common Stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation, as amended.
The Second Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws, as amended (collectively, our “Organizational Documents”), established a classified board of directors (the “board”) that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.
Dividend Rights
Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Common Stock are entitled to receive dividends out of funds legally available if the board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the board may determine.
We have not paid any cash dividends on the Common Stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, the terms of any outstanding indebtedness and general financial condition. The payment of any cash dividends will be within the discretion of the board at such time. In addition, the board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.
No Preemptive or Similar Rights
The holders of the Common Stock are not entitled to preemptive rights and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of Common Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Fully Paid and Non-Assessable
All of the outstanding shares of Common Stock are fully paid and non-assessable.
Preferred Stock
Our board is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. Our board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.
Our board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Common Stock and the voting and other rights of the holders of Common Stock.
We filed the Certificate of Designations, which designated 673,408 shares of our preferred stock as “Series A Convertible Preferred Stock”, none of which are issued and outstanding as of May 21, 2026.
Series A Convertible Preferred Stock
Ranking
With respect to (i) payment of dividends, (ii) distribution of assets, and (iii) all other liquidation, winding up, dissolution, dividend and redemption rights, the Series A Convertible Preferred Stock shall rank pari passu in priority of payment to all Parity Stock (defined below) and senior in priority of payment to all Junior Stock (defined below) in any liquidation, dissolution, winding up or distribution of the Company, and junior to any indebtedness of the Company.
“Junior Stock” means (i) the Common Stock and (ii) any other equity interest of the Company, in each case which by its terms ranks junior to the Series A Convertible Preferred Stock with respect to payment of dividends and/or distribution of assets.
“Parity Stock” means any equity interest of the Company hereinafter created which by its terms ranks pari passu with the Series A Convertible Preferred Stock.
Dividends
The Series A Convertible Preferred Stock shall participate in any dividends or distributions paid to the holders of Common Stock as if such Series A Convertible Preferred Stock had been converted into Common Stock as of the record date for such dividend or distribution.
Voting Rights
The holders of Series A Convertible Preferred Stock are not entitled to vote on any matters presented to the stockholders for their action or consideration, except as required by law or as otherwise provided in the Certificate of Designations.
Optional Conversion
Holders of Series A Convertible Preferred Stock may convert all of their respective shares of Series A Convertible Preferred Stock into shares of Common Stock at any time, subject to certain ownership limitations set forth in the Certificate of Designations.
Conversion Rate
The number of shares of Common Stock that each holder of Series A Convertible Preferred Stock will receive upon conversion of such holder’s shares of Series A Convertible Preferred Stock will be equal to the quotient of the stated value of the shares of Series A Convertible Preferred Stock to be converted, which is $20.80 per share divided by the Conversion Price, which is $37.13. No fractional shares of Common Stock shall be issued upon the exercise of any conversion right. Any fractional shares of Common Stock that a holder would otherwise be entitled to will be rounded up to the next whole share.

Adjustments
Holders of Series A Convertible Preferred Stock will have rights to certain adjustments for stock dividends, stock splits and other combinations or subdivisions of its outstanding shares of Common Stock.
Anti-Takeover Provisions
Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws, as amended, contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer, an acquisition of us by means of a proxy contest or otherwise, or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
•
prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Organizational Documents Provisions
Provisions of our Organizational Documents could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors.
Our Second Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, provide for certain provisions that may have an anti-takeover effect:
•	a classified board of directors whose members serve staggered three-year terms;
•
the authorization of “blank check” preferred stock, which could be issued by our board of directors without stockholder approval and may contain voting, liquidation, dividend and other rights superior to the Common Stock;

•	a limitation on the liability of, and providing indemnification to, our directors and officers;
•
a requirement that special meetings of our stockholders can be called only by our board of directors acting by a written resolution by a majority of our directors then in office, the Chairperson of our board of directors, our Chief Executive Officer, or our Lead Independent Director;

•	a requirement of advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nominations of candidates for election to our board of directors;
•	a requirement that our directors may be removed only for cause and by a two-thirds (2/3) vote of the stockholders;
•	a prohibition on stockholder action by written consent;
•
a requirement that vacancies on our board of directors may be filled only by a majority of directors then in office or by a sole remaining director (subject to limited exceptions), even though less than a quorum; and

•
a requirement of the approval of the board of directors or the holders of at least two-thirds of our outstanding shares of capital stock to amend our bylaws and certain provisions of our certificate of incorporation.

Limitation of Liability and Indemnification
Our Amended and Restated Bylaws, as amended, provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by Delaware law.
Delaware law prohibits the Second Amended and Restated Certificate of Incorporation, as amended, from limiting the liability of our directors for the following:
•	any breach of the director’s duty of loyalty to us or to our stockholders;
•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
•	any transaction from which the director derived an improper personal benefit.
If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Second Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our Amended and Restated Bylaws, as amended, we can purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our Organizational Documents, we have entered into an indemnification agreement with each member of our board and each of our officers. These agreements provide for the indemnification of our directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of us, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these certificate of incorporation and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. Moreover, a stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing of Securities
The Common Stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “MNTS” and “MNTSW,” respectively.
Transfer Agent and Registrar
The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•
if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•
the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•
if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•
the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•
whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•
if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•
additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•
the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•
to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•
to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.
In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed or will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.
General
We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.
Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.
We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.
We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
•
we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS
This prospectus covers the resale or other disposition by the Selling Stockholders identified in the table below of the Shares, consisting of up to an aggregate of 3,089,100 shares of Common Stock. The Selling Stockholders acquired the Shares in the transaction described above under the heading “Prospectus Summary—May 2026 Private Placement.”
The Pre-Funded Warrants provide that the Selling Stockholders will not have the right to exercise any portion of the Pre-Funded Warrants if such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the applicable Selling Stockholder (together with its affiliates) to exceed 9.99% (the “Pre-Funded Warrant Ownership Limitation”) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. By written notice to the Company, a Selling Stockholder may decrease or increase the Pre-Funded Warrant Ownership Limitation to any other percentage, provided that in no event can the Pre-Funded Warrant Ownership Limitation exceed 9.99%. Any such increase will not be effective until the 61st day after such notice is delivered to the Company by the Selling Stockholders.
The PA Warrants provide that the Selling Stockholders will not have the right to exercise any portion of the PA Warrants before November 23, 2026. In addition, the PA Warrants provide that the Selling Stockholders will not have the right to exercise any portion of the PA Warrants if such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the applicable Selling Stockholder (together with its affiliates) to exceed 4.99% (the “PA Warrant Ownership Limitation”) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the PA Warrants. By written notice to the Company, a Selling Stockholder may decrease or increase the PA Warrant Ownership Limitation to any other percentage, provided that in no event can the PA Warrant Ownership Limitation exceed 9.99%. Any such increase will not be effective until the 61st day after such notice is delivered to the Company by the Selling Stockholders.
The table below sets forth, as of June 1, 2026, the following information regarding the Selling Stockholders:
•	Name of the Selling Stockholders;
•	Number of shares of Common Stock beneficially owned by the Selling Stockholders prior to exercise of the Warrants; and
•	Number of shares of Common Stock issuable upon the exercise of the Warrants;
The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.
All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by the Selling Stockholders. Because the Selling Stockholders identified in the table may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreement, arrangements, or understanding with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of their respective shares of Common Stock owned beneficially by them that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. Except as set forth below, the Selling Stockholders have not held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

Name of Selling Stockholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Citadel CEMF Investments Ltd.(1)	—	1,742,000(2)	—(3)	—
Davidson Kempner Arbitrage, Equities and Relative Value LP(4)	—	1,177,320	—(3)	—
M.H. Davidson & Co.(5)	—	22,680	—(3)	—
A.G.P. / Alliance Global Partners(6)	267,874(7)	147,100(8)	120,774(3)	*

(1)
The securities are directly held by Citadel CEMF Investments Ltd. Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or “CAH”, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or “CGP”, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel related entities listed above is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas LLC, 830 Brickell Plaza, Floor 15, Miami, Florida 33131.

(2)
Consists of (i) 973,420 shares of Common Stock and (ii) 768,580 shares of Common Stock issuable to the Selling Stockholder upon exercise of the Pre-Funded Warrants. The Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the Selling Stockholders from exercising that portion of the warrants that would result in the Selling Stockholders and their respective affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation

(3)	Assuming the sale of all securities offered hereby.
(4)
The securities are directly held by Davidson Kempner Arbitrage, Equities and Relative Value LP. Anthony A. Yoseloff may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities. This disclosure is not and shall not be construed as an admission that Mr. Yoseloff is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of Davidson Kempner Arbitrage, Equities and Relative Value LP is c/o Davidson Kempner Capital Management LP, 9 West 57th Street, New York, New York 10019.

(5)
The securities are directly held by M.H. Davidson & Co. Anthony A. Yoseloff may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the securities. This disclosure is not and shall not be construed as an admission that Mr. Yoseloff is the beneficial owner of any securities of the Company other than the securities actually owned by such person (if any). The address of M.H. Davidson & Co. is c/o Davidson Kempner Capital Management LP, 9 West 57th Street, New York, New York 10019.

(6)	The securities are directly held by A.G.P./Alliance Global Partners. The address of A.G.P./Alliance Global Partners is 590 Madison Avenue, 28th Floor, New York, New York 10022.
(7)
Consists of (i) 147,100 shares of Common Stock issuable to the Selling Stockholder upon exercise of the PA Warrants; and (ii) 120,774 shares of Common Stock issuable to the Selling Stockholder upon exercise of certain warrants.

(8)
Consists of 147,100 shares of Common Stock issuable to the Selling Stockholder upon exercise of the PA Warrants. None of the PA Warrants may be exercised prior to November 23, 2026. In addition, the PA Warrants are subject to a beneficial ownership limitation of 4.99% (or, at the election of the applicable Selling Stockholder, 9.99%), which such limitation restricts the Selling Stockholders from exercising that portion of the warrants that would result in the Selling Stockholders and their respective affiliates owning, after exercise, a number of shares of Common Stock in excess of the beneficial ownership limitation

PLAN OF DISTRIBUTION
By the Company
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•	the name or names of the underwriters, dealers, agents or other purchasers, if any;
•	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;
•	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
•	any agency fees or underwriting discounts to be allowed or paid to the agent or underwriters and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters, dealers or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in our common stock on Nasdaq in accordance Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.
By the Selling Stockholders
The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the applicable Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act“), if available, rather than under this prospectus.
Broker-dealers engaged by the applicable Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the applicable Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the applicable Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The applicable Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The applicable Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Applicable Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The securities covered hereby will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the securities by the applicable Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2025 and 2024, incorporated by reference in this prospectus, have been audited by Frank, Rimerman + Co. LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We also maintain a website at www.momentus.space, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:
Momentus Inc.
Attn: John C. Rood
Chief Executive Officer
1762 Automation Parkway
San Jose, CA 95131
Telephone: (650) 564-7820

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-12584):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 13, 2026;
•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2026;
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the description of our Common Stock contained in Exhibit 4.19 to our Registration Statement on Form S-1, as filed with the SEC on April 21, 2025, and including any further amendment or report filed for the purpose of updating such description; and

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our Current Reports filed on Form 8-K with the SEC on January 9, 2026, January 13, 2026, February 12, 2026, February 20, 2026, April 13, 2026, April 16, 2026, April 20, 2026, May 5, 2026, May 22, 2026 and May 29, 2026.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of the filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and on or after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

1,851,852 Shares
of Class A Common Stock
PROSPECTUS SUPPLEMENT
Sole Placement Agent
A.G.P.
June 11, 2026